Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                   Ami Knoefler

Senior Director

Corporate Communications and Investor Relations

510-284-6350 or 510-284-6605

ABGENIX ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

FREMONT, Calif., April 26, 2005 - Abgenix, Inc. (Nasdaq:ABGX) today reported financial results for the first quarter ended March 31, 2005.

For the quarter ended March 31, 2005, the company reported a net loss of $42.6 million, or $0.48 per share, compared to a net loss of $41.6 million or $0.47 per share for the same period in 2004.  Net cash used in operating activities in the first quarter of 2005 was $15.2 million.  The company ended the quarter with $400.7 million in cash, cash equivalents and marketable securities.

“In the first quarter of 2005, we continued to focus on preparing for the potential BLA submission for panitumumab.  We have contained overall costs by offsetting our increasing spend on panitumumab with cost reductions in other areas of the company,” said Bill Ringo, president and CEO of Abgenix.

Revenues for the first quarter of 2005 were $2.7 million, compared to $2.9 million for the same period in 2004.  Contract revenues for the quarter ended March 31, 2005 primarily consisted of milestones and fees from technology licensing agreements, including a milestone from Amgen for advancing a XenoMouse®-derived fully human antibody into the clinic.  The company’s revenues typically result from milestone payments and fees associated with various collaborations and technology licensing agreements.

Operating expenses for the first quarter of 2005 were $44.9 million, compared to $44.5 million for the same period in 2004.  The majority of first quarter 2005 research and development costs related to advancement of the company’s proprietary clinical product candidates, including its lead oncology product candidate, panitumumab, and ABX-PTH, a fully human antibody for the potential treatment of secondary hyperparathyroidism (SHPT).  Included in both periods were manufacturing start-up costs related to the company’s antibody production facility.  A portion of the costs associated with this facility will continue to be classified as manufacturing start-up costs until the facility is operating at normal capacity.

-more-

First quarter 2005 and recent company highlights include:

•                  Announcement of the completion of patient enrollment by Amgen in a pivotal trial evaluating panitumumab as monotherapy for metastatic colorectal cancer patients who have failed standard chemotherapy.

•                  Exercise by Genentech Inc. of its option to extend its technology licensing agreement with Abgenix for three additional years, by which Genentech will have access to the company’s proprietary antibody generation technology.

•                  Presentation of three abstracts on panitumumab at the recent Association for Cancer Research (AACR) meeting, which took place April 16-20 in Anaheim, California.  The data presentations further characterize the biological activity of panitumumab.

•                  Appointment of Don Joseph as Senior Vice President, General Counsel and Secretary.

Upcoming ASCO Presentations

Two abstracts on panitumumab will be presented at the 41st American Society of Clinical Oncology (ASCO) annual meeting May 13-17 in Orlando, Florida.  These include:

•                  “Updated Results from a Dose and Schedule Study of Panitumumab (ABX-EGF) Monotherapy, in Patients with Advanced Solid Malignancies” will be presented on Sunday, May 15 from 8:00 a.m. to 12:00 p.m. during the General Poster Session; and

•                  “Safety and Efficacy of Panitumumab Monotherapy in Patients with Metastatic Colorectal Cancer (mCRC)” will be presented during a Poster Discussion on Tuesday May 17 from 8:00 a.m. to 12:00 p.m.

Conference call information

Abgenix will hold a conference call today at 1:30 p.m. PT, 4:30 p.m. ET, to discuss financial results. To participate in the teleconference, please dial 866-761-0748 fifteen minutes before the conference begins. International callers should dial 617-614-2706. The pass code is 89600730. The call will also be webcast live at www.abgenix.com. A replay of the call will be available until May 10, 2005 on the company’s website or by dialing 888-286-8010. International callers should dial 617-801-6888. The replay participant code is 86920645.

About Abgenix

Abgenix is a biopharmaceutical company focused on the discovery, development and manufacturing of human therapeutic antibodies. The company’s antibody development platform includes a leading technology and state-of-the-art manufacturing capabilities that enable the rapid generation, selection and production of high affinity, fully human antibody product candidates to a variety of disease targets. Abgenix leverages its leadership position in human antibody technology to build a diversified product portfolio through its own development efforts and the establishment of collaborations with multiple pharmaceutical and biotechnology companies. For more information on Abgenix, visit the company’s website at www.abgenix.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include forward-looking statements about Abgenix’s technologies, product development activities, clinical trials and clinical trial results, the potential submission of a biologic license application for panitumumab, collaborative arrangements, process sciences and manufacturing activities, projected financial and operating results, and achievement of milestone or similar payments or other revenues. All such statements are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with conducting clinical trials, regulatory approval processes and meeting requirements for regulatory approval, the progress of research and product development programs, product manufacturing, competitive products and services, capital requirements, the extent and breadth of Abgenix’s patent portfolio, and other factors set forth in Abgenix’s public filings with the Securities and Exchange Commission, including the risks described in Abgenix’s annual report on Form 10-K for the year ended December 31, 2004. Abgenix is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements.

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CONSOLIDATED STATEMENT OF	Three Months Ended March 31,
OPERATIONS DATA	2005	2004
(in thousands except per share data)	(unaudited)

Revenues:
Contract revenue	$2,658	$2,890

Operating expenses:
Research and development	35,784	28,457
Manufacturing start-up costs	1,977	7,346
General and administrative	5,703	6,888
Amortization of intangible assets	1,441	1,792
Total operating expenses	44,905	44,483

Loss from operations	(42,247)	(41,593)

Other income (expenses):
Interest and other income (expense), net	2,956	1,670
Interest expense	(3,342)	(1,643)
Total other income (expenses)	(386)	27

Net loss	$(42,633)	$(41,566)
Basic and diluted net loss per share	$(0.48)	$(0.47)
Shares used in computing basic and diluted net loss per share	89,253	88,307

CONSOLIDATED BALANCE SHEET DATA	March 31, 2005	December 31, 2004
(in thousands)	(unaudited)	*

Cash, cash equivalents and marketable securities	$400,732	$416,329
Other current assets	13,031	19,187
Total current assets	413,763	435,516
Property and equipment, net	216,919	223,004
Long-term investments	13,611	23,300
Intangible assets, net	93,349	94,790
Deposits and other assets	35,634	36,108
Total assets	$773,276	$812,718
Deferred revenue	$11,386	$11,692
Other current liabilities	19,802	23,257
Total current liabilities	31,188	34,949
Convertible notes	463,633	463,630
Deferred rent	7,804	7,519
Other long-term liabilities	41,111	25,626
Redeemable convertible preferred stock	49,869	49,869
Stockholders’ equity	179,671	231,125
Total liabilities and stockholders’ equity	$773,276	$812,718

*  Derived from the December 31, 2004 audited financial statements.